UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2009

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2009 The American Bottling Company ("American Bottling"), a wholly-owned subsidiary of Dr Pepper Snapple Group, Inc. ("DPS"), entered into an agreement (the "2009 Agreement") with Crown Cork & Seal USA, Inc. ("Crown"), pursuant to the terms of which Crown will be the primary supplier of aluminum cans and ends to American Bottling.  The 2009 Agreement supersedes and replaces any previous agreements between the parties, including the Agreement, as amended (the "2004 Agreement"), dated June 15, 2004, between a predecessor of American Bottling and Crown. The 2009 Agreement establishes agreed upon pricing mechanisms and provides for price adjustments throughout the term.

Item 1.02 Termination of a Material Definitive Agreement.

Effective with the execution of the 2009 Agreement described in Item 1.01, the 2004 Agreement was terminated as of April 8, 2009.  A copy of the 2004 Agreement was filed on February 12, 2008 as Exhibit 10.6 to DPS’ Registration Statement on Form 10.  The products being supplied by Crown pursuant to the 2009 Agreement are similar to the products previously supplied by Crown pursuant to the 2004 Agreement. No material early termination penalties were paid by American Bottling in connection with the termination of the 2004 Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

April 13, 2009	By:	James L. Baldwin, Jr.

Name: James L. Baldwin, Jr.
Title: Executive Vice President